As filed with the Securities and Exchange Commission on September 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTONOMIX MEDICAL, INC.

(Exact name of registrant as specified in its Charter)

Delaware	47-1607810
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

(713) 588-6150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brad Hauser

Chief Executive Officer
21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

(713) 588-6150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cavas S. Pavri

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

Telephone: (202) 724-6847

Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Dated September 4, 2026

PROSPECTUS

AUTONOMIX MEDICAL, INC.

1,071,826 Shares of Common Stock Issuable Upon Exercise of Series E Warrants

This prospectus relates to the resale, from time to time, by the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder,” of up to 1,071,826 shares of our common stock issuable upon exercise of Series E common stock purchase warrants with an exercise price of $6.25 per share (the “Warrants”) issued to the Selling Stockholder in a warrant inducement transaction.

See “Prospectus Summary - August 2026 Warrant Inducement Offer” for additional information regarding the Warrants.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder. We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 1,071,826 shares of common stock offered hereby, would result in gross proceeds to us of a maximum of approximately $6.7 million; however, we cannot predict when and in what amounts or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholder may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution” on page 9. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The Selling Stockholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our common stock is listed on the Nasdaq Stock Market and traded under the symbol “AMIX.” On September 3, 2026, the closing price of the common stock, as reported on Nasdaq was $[●] per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2026

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	6
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
USE OF PROCEEDS	6
SELLING STOCKHOLDER	7
PLAN OF DISTRIBUTION	9
EXPERTS	10
LEGAL MATTERS	11
WHERE YOU CAN FIND MORE INFORMATION	11
INCORPORATION BY REFERENCE	11

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 6 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 6 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Autonomix,” the “Company” and similar designations refer to Autonomix Medical, Inc., unless otherwise indicated or as the context otherwise requires.

Overview

We are a development-stage medical device company focused on advancing technologies for sensing and treating disorders of the nervous system. Our platform is designed to integrate high-sensitivity neural signal detection with targeted radiofrequency (“RF”) ablation, enabling a “sense, treat, verify” approach intended to improve the precision and consistency of nerve-targeted therapies.

The technology we have developed consists of a catheter-based system incorporating a proprietary microchip-enabled sensing architecture designed to detect low-amplitude neural signals from within the vascular system. By placing signal amplification and digitization at or near the point of detection, this approach is intended to reduce signal degradation and improve detection of neural activity compared to conventional systems. We believe this may enable more precise localization of target nerves and support targeted therapeutic intervention.

Our development efforts are focused on two core components: diagnostic sensing and therapeutic RF ablation. In preclinical studies, our sensing technology has demonstrated the ability to detect signals from specific nerve bundles prior to ablation and confirm signal termination following treatment. We are currently refining the design of our catheter to meet requirements for human use in the United States.

In parallel with development of our sensing system, we have conducted an early clinical proof-of-concept study evaluating the safety and feasibility of transvascular nerve ablation using commercially available RF ablation technologies. Following positive initial findings, we initiated an expansion study to evaluate a broader patient population. As the study progressed, we observed variability in early clinical outcomes, which we believe may be related to differences in vascular access and anatomical targeting. Enrollment was subsequently paused to allow for further evaluation and refinement of our clinical and procedural approach.

We are initially developing our technology for the treatment of pain associated with pancreatic cancer, a disease where existing therapies, including opioid pharmacotherapy and neurolytic injections, may provide inconsistent relief and are associated with meaningful risks and undesirable side effects. We believe our platform may also have the potential to support additional applications, including other visceral pain conditions, hypertension, cardiovascular disease, and other nerve-related disorders. These potential applications remain under evaluation and will require further development and clinical validation.

Recent Developments

Reverse Stock Split

On June 24, 2026, we effected a one-for-twenty-one (1:21) reverse stock split of our outstanding common stock (the “Reverse Stock Split”). The Reverse Stock Split was approved by our stockholders at our annual meeting held on October 30, 2025. As a result of the Reverse Stock Split, every twenty-one shares of our issued and outstanding common stock were automatically combined into one share of common stock, without any change to the par value of $0.001 per share. The number of shares of our common stock outstanding was reduced from 11,409,344 shares to 542,312 shares. The number of authorized shares of common stock remained at 500 million shares. No fractional shares were issued in connection with the Reverse Stock Split; stockholders who would otherwise have been entitled to receive fractional shares received cash in lieu thereof. Proportionate adjustments were made to the per share exercise price and/or the number of shares issuable upon exercise or vesting of all outstanding stock options and warrants, as well as the number of shares reserved for issuance under our equity compensation plan.

August 2026 Warrant Inducement Offer

On August 24, 2026, we entered into a warrant inducement offer letter (the “Inducement Letter”) with the Selling Stockholder of certain existing Series D warrants issued on July 15, 2026, to purchase up to 857,462 shares of our common stock (the “Existing Warrants”). Pursuant to the Inducement Letter, the Selling Stockholder agreed to exercise the Existing Warrants to purchase 857,462 shares of our common stock.

In consideration of the foregoing, we agreed to issue the Selling Stockholder (i) a new Series E-1 unregistered common stock purchase warrant to purchase up to 535,913 shares of our common stock (the “New Series E-1 Warrant”) and (ii) a new Series E-2 unregistered common stock purchase warrant to purchase up to 535,913 shares of our common stock (the “New Series E-2 Warrant” and, together with the New Series E-1 Warrant, the “Warrants,” and the shares of our common stock underlying the Warrants, the “Warrant Shares”), with an exercise term of five years from issuance. We received aggregate gross proceeds of approximately $4.9 million from the exercise of the Existing Warrants, before deducting financial advisory fees and estimated offering expenses.

The Warrants are immediately exercisable and have an exercise price of $6.25 per share. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate proportional adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our common stock.

The Warrants may only be exercised on a cashless basis if, commencing six months after issuance, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock underlying the Warrants by the Selling Stockholder.

The holder of a Warrant may not exercise any such Warrant to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the holder) of the total number of shares of common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions (as defined in the Warrants), the holder of a New Series E-1 Warrant will have the right to receive the Black-Scholes value of such warrant calculated pursuant to a formula set forth therein, payable in cash if the fundamental transaction is within our control or, if the fundamental transaction is not within our control, in the same type or form of consideration being offered and paid to the holders of common stock. In the event of a fundamental transaction, the holder of a New Series E-2 Warrant will have the right to receive the same type or form of consideration being offered and paid to the holders of common stock but shall not have a Black-Scholes redemption right.

We agreed to file a registration statement on Form S-3 providing for the resale of the Warrant Shares issuable upon the exercise of the Warrants as soon as reasonably practicable and in any event within fifteen calendar days of the date of the Inducement Letter, and to use commercially reasonable efforts to have such registration statement declared effective within 45 calendar days following the date of the Inducement Letter (or within 75 calendar days in the case of a limited or full review by the SEC), and to keep the registration statement effective at all times until no holder of the Warrants owns any Warrants or Warrant Shares. This prospectus forms a part of the registration statement we agreed to file.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●

being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Company Information

Our principal executive offices are located at 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380 and our telephone number is (713) 588-6150. Our website address is www.autonomix.com. The information on or accessible through our website is not part of this prospectus.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 6 of this prospectus and our Annual Report on Form 10-K for the year ended March 31, 2026, incorporated by reference herein.

The Offering

Common stock offered by Selling Stockholder:	Up to 1,071,826 shares of common stock issuable upon exercise of the Warrants

Shares of common stock outstanding as of August 31, 2026:	1,828,505

Use of proceeds:	We will receive proceeds only upon any cash exercises of the Warrants, if any. See “Use of Proceeds.”

Risk factors:

An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 6 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:

Our common stock is listed on The Nasdaq Capital Market under the symbol “AMIX.” There is no established public trading market for the Warrants, and a market will likely never develop. The Warrants are not and will not be listed for trading on The NASDAQ Stock Market, any other national securities exchange or other nationally recognized trading system.

RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the Selling Stockholder. These shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital. In addition, the large number of shares of common stock issuable pursuant to the Warrants will materially dilute the ownership of our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 1,071,826 shares of common stock underlying the Warrants, would result in gross proceeds to us of a maximum of approximately $6.7 million.

We intend to use any proceeds received by us from the cash exercise of the Warrants for working capital purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the Warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the Warrants may exercise the Warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the Warrants. As a result, we cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. In addition, the Warrants are exercisable on a cashless basis if, commencing six months after issuance, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of shares of common stock for which the Warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants.

SELLING STOCKHOLDER

The 1,071,826 shares of common stock being offered by the Selling Stockholder consist of shares of common stock issuable to the Selling Stockholder upon exercise of the Warrants. For additional information regarding the Warrants, see “Prospectus Summary - August 2026 Warrant Inducement Offer” above. We are registering the shares of common stock in order to permit the Selling Stockholder and any of its pledgees, assignees and successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of such shares of common stock in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder identified in the first column, based on its ownership of shares of common stock and warrants as of August 31, 2026. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder, which includes the shares of common stock underlying the Warrants.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock as of a date if the person has or shares with others the right to vote those shares or to dispose of them on that date, or if the person has the right to acquire voting or disposition rights within 60 days of that date. Percentage of beneficial ownership is calculated based on 1,828,505 shares of common stock outstanding as of August 31, 2026. All share amounts in the table below include shares of our common stock issuable upon exercise of stock options, warrants, or other securities that are exercisable or convertible within 60 days of August 31, 2026, and assume the full exercise of the Warrants, and other warrants, as applicable, held by the Selling Stockholder on that date, without regard to any limitations on exercises.

This prospectus covers the resale of the sum of the maximum number of shares of common stock issuable upon exercise of the Warrants as if such Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination, and all subject to adjustment as provided in the applicable warrant, and without regard to any limitations on the exercise of any warrant. The fourth column assumes the sale of all of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Warrants held by the Selling Stockholder, the Selling Stockholder may not exercise any such Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at the election of a holder prior to issuance, 9.99%) of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

We cannot predict when or if the Selling Stockholder will exercise the Warrants, and following any such exercise, we do not know how long the Selling Stockholder will hold the shares before selling them. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the Selling Stockholder. As a result, we cannot estimate the number of shares of common stock the Selling Stockholder will beneficially own after termination of sales under this prospectus. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Neither the Selling Stockholder, nor any persons having control over the Selling Stockholder, have held any position or office with us or our affiliates within the last three years or have had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares, warrants or other securities.

Selling Stockholder (1)	Shares of common stock beneficially owned prior to this offering (2)	Number of shares of common stock offered (3)	Shares of common stock beneficially owned after sale of all shares of common stock offered pursuant to this prospectus (4)
			Number of Shares	Percent of Class
Armistice Capital Master Fund Ltd. (5)	1,071,826	1,071,826	-	-

(1) The information in this table and the related notes is based upon information supplied by the Selling Stockholder.

(2) Represents the total number of shares of our common stock issued or issuable to the Selling Stockholder as of the date of this prospectus, without regard to ownership limitations described in footnote (3) below, including (i) all of the shares offered hereby, and (ii) to our knowledge, all other securities held by the Selling Stockholder as of the date hereof.

(3) Assumes that none of the Warrants that are exercisable for the shares of our common stock offered hereby have been sold or otherwise transferred prior to the date of this prospectus in transactions exempt from the registration requirements of the Securities Act. The Warrants contain beneficial ownership limitations, which provide that a holder of the warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise, provided that upon at least 61 days prior notice to us, a holder of Warrants may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of common stock outstanding.

(4) Assumes that, after the date of this prospectus and prior to completion of this offering, the Selling Stockholder (i) does not acquire additional shares of our common stock or other securities or (ii) does not sell or otherwise dispose of shares of our common stock or other securities held by such Selling Stockholder as of the date hereof and not offered hereby.

(5) The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

We are registering the common stock issuable to the Selling Stockholder upon exercise of the Warrants to permit the resale of these securities by the Selling Stockholder and any of its pledgees, assignees and successors-in-interest from time to time after the date of this prospectus. We will bear all fees and expenses incident to the registration of the securities.

The Selling Stockholder may sell all or a portion of the securities beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholder may use any one or more of the following methods when selling securities:

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

● broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

● through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

The Selling Stockholder also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but except as set forth in a supplement to this registration statement, in the case of an agency transaction, they will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA.

In connection with sales of the shares of common stock or otherwise, and unless limited by any contractual arrangements with us, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume and the Selling Stockholder may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the Selling Stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholder has been advised that it may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this registration statement or any amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this registration statement. The Selling Stockholder also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the registration statement of which this prospectus forms a part.

The Selling Stockholder and any broker-dealer or agents participating in the distribution of the securities offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any Selling Stockholder that is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Selling Stockholder has informed us that it is not a registered broker-dealer. Upon being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the Selling Stockholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the Selling Stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the Selling Stockholder, or the Selling Stockholder may be entitled to contribution.

EXPERTS

The financial statements of Autonomix Medical, Inc. (the “Company”) as of March 31, 2026 and 2025 and for the fiscal years then ended, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, and included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026. Such financial statements have been incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The report of Forvis Mazars, LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.autonomix.com) under the heading “Investors.” The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

● our Annual Report on Form 10-K for the year ended March 31, 2026 (filed May 27, 2026), as amended on Form 10-K/A for the year ended March 31, 2026 (filed June 15, 2026);

● our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (filed August 13, 2026);

● our Current Reports on Form 8-K filed on June 24, 2026, July 10, 2026, July 15, 2026, July 28, 2026, and August 26, 2026; and

● the description of our common stock contained in our registration statement Form 8-A filed with the SEC on January 26, 2024, and any other amendment or report filed for the purpose of updating such description, including any exhibits to our Annual Report on Form 10-K.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Autonomix Medical, Inc.

21 Waterway Avenue, Suite 300

The Woodlands, Texas 77380

Attention: Corporate Secretary

(713) 588-6150

The documents incorporated by reference may be accessed at our website at www.autonomix.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Autonomix Medical, Inc., which are registered under this Registration Statement on Form S-3, other than underwriting discounts and commissions. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$803.74
Legal fees and expenses	$10,000.00
Accounting fees and expenses	$20,000.00
Printing and miscellaneous expenses	$5,000.00
Total	$35,803.74

Item 15. Indemnification of Officers and Directors

The Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Amended and Restated Bylaws (as amended, the “Bylaws”) allow for its directors and officers to be indemnified by us to the fullest extent permitted by law.

The Company’s Certificate of Incorporation provides, in relevant part, that no director of the Company shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or any stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under applicable sections of the Delaware General Corporation Law (“DGCL”), (iv) for payment of dividends in violation of the DGCL; or (v) for any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation requires the Company to indemnify its directors and officers, as well as those serving at the Company’s request in similar capacities for other entities, to the fullest extent permitted by Delaware law. This indemnification covers expenses, judgments, fines, and settlements incurred in legal proceedings, provided the individual acted in good faith and in the best interests of the corporation. The corporation may also advance legal expenses, subject to repayment if indemnification is ultimately found to be inappropriate. These rights are not exclusive and may be supplemented by other agreements or corporate actions. The Company is also authorized to purchase insurance to cover such liabilities, and the indemnification rights continue after a person leaves their position, extending to their heirs.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by Section 102 of the DGCL, the registrant’s certificate of incorporation and the registrant’s bylaws provide for indemnification of and advancement of expenses to the registrant’s directors and officers and authorize indemnification of employees and other agents to the maximum extent permitted by the DGCL. In addition, the registrant has entered into indemnification agreements with its officers and directors and certain stockholders.

Pursuant to Section 145(a) of the DGCL, the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant’s company or is or was serving at the registrant’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the registrant shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 16. Exhibits

Exhibit Number	Description

4.1	Form of Series E-1 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 26, 2026).

4.2	Form of Series E-2 Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 26, 2026).

5.1*	Opinion of ArentFox Schiff LLP

10.1	Form of Warrant Inducement Offer Letter (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 26, 2026).

23.1*	Consent of Forvis Mazars, LLP

23.2*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

iii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in The Woodlands, State of Texas, on September 4, 2026.

AUTONOMIX MEDICAL, INC.

By:	/s/ Brad Hauser
Name:	Brad Hauser
Title:	Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Brad Hauser or Trent Smith, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brad Hauser	Chief Executive Officer and President (Principal Executive Officer)	September 4, 2026
Brad Hauser

/s/ Trent Smith	Chief Financial Officer (Principal Financial and Accounting Officer)	September 4, 2026
Trent Smith

/s/ Walter Klemp	Executive Chairman of the Board of Directors	September 4, 2026
Walter Klemp

/s/ Lori Bisson	Vice Chairman of the Board of Directors	September 4, 2026
Lori Bisson

/s/ Jonathan Foster	Director	September 4, 2026
Jonathan Foster

/s/ David Robins	Director	September 4, 2026
David Robins

/s/ Christopher Capelli	Director	September 4, 2026
Christopher Capelli